As filed with the Securities and Exchange Commission on __________, 1998
                                                 Registration No. 333-__________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                                   FEI COMPANY
             (Exact name of registrant as specified in its charter)

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             OREGON                                              93-0621989
   (State or other jurisdiction                                 (IRS Employer
 of incorporation or organization)                           Identification No.)

    7451 NW Evergreen Parkway
        Hillsboro, Oregon                                        97124-5830
      (Address of Principal                                      (Zip Code)
       Executive Offices)

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                                   FEI Company
                          Employee Share Purchase Plan
                              (Full title of plan)


                               William G. Langley
              Executive Vice President and Chief Financial Officer
                                   FEI Company
                            7451 NW Evergreen Parkway
                          Hillsboro, Oregon 97124-5830
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service: (503) 640-7500

                                    Copy to:

                                Stephen E. Babson
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE
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                                           Proposed                Proposed Maximum
Title of Securities     Amount to          Maximum Offering        Aggregate Offering      Amount of
to Be Registered        be Registered      Price Per Share(1)      Price (1)               Registration Fee
----------------        --------------     ------------------      ------------------      ----------------
Common Stock            250,000 Shares     $7.0468                 $1,761,000              $519.70
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(1)  The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the
     Securities Act of 1933. The calculation of the registration fee for the
     250,000 shares is based on $7.0468, which was the average of the high and low prices of the Common Stock on June 15, 1998 as reported in The Wall
     Street Journal for Nasdaq National Market issues.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents By Reference.

     The following documents filed by FEI Company (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited consolidated financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Article VI of the Company's Second Amended and Restated Articles of Incorporation, as amended (the "Articles"), requires indemnification of current or former directors or officers of the Company to the fullest extent not prohibited by the Oregon

Business Corporation Act (the "Act"). The effects of the Articles and the Act (the "Indemnification Provisions") are summarized as follows:

          (a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

          (b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

          (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

          (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

          (e) The Company may advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

     The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

     In addition, the Company's Restated Bylaws provide that the expenses incurred by a current or former director or officer in any proceeding shall be paid by the Company in advance at the written request of the director or officer, if the director or officer:

          (a) furnishes the Company a written affirmation of such person's good faith belief that such person is entitled to be indemnified by the Company;

          (b) furnishes the Company a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the Company. Such advances shall be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under the Restated Bylaws or otherwise; and

          (c) the term "expenses" shall be broadly construed and shall include, without limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under the Restated Bylaws, but shall not include amounts paid in settlement by the indemnified party or the amount of judgment or fines against the indemnified party.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

         4.1 Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K")).

         4.2 Restated Bylaws (incorporated by reference to Exhibits to the 1996 10-K).

         5.1   Opinion of Stoel Rives LLP.

         23.1  Consent of Deloitte & Touche LLP.

         23.2  Consent of KPMG Accountants N.V.

         23.3  Consent of Stoel Rives LLP (included in Exhibit 5.1).

         24.1  Powers of Attorney.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on June 16, 1998.

                                       FEI COMPANY


                                       By  VAHE SARKISSIAN
                                           -------------------------------------
                                           Vahe Sarkissian,
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 16, 1998.

          Signature                                   Title
          ---------                                   -----


VAHE SARKISSIAN                        President, Chief Executive Officer and
----------------------------------     Director (Principal Executive Officer)
Vahe Sarkissian


WILLIAM G. LANGLEY                     Executive Vice President, Chief
----------------------------------     Financial Officer, Secretary and
William G. Langley                     Director (Principal Financial Officer)


MARK ALLRED                            Controller and Assistant Treasurer
----------------------------------     (Principal Accounting Officer)
Mark Allred


*LYNWOOD W. SWANSON                    Chairman of the Board
----------------------------------
 Lynwood W. Swanson, Ph.D.


*KAREL D. VAN DER MAST                 Executive Vice President, Marketing,
----------------------------------     Technical Officer and Director
 Karel D. van der Mast

*ALFRED B. BOK                         Director
----------------------------------
 Alfred B. Bok


*WILLIAM CURRAN                        Director
----------------------------------
 William Curran


*THEO J.H.J. SONNEMANS                 Director
----------------------------------
 Theo J.H.J. Sonnemans


*LLOYD R. SWENSON                      Director
----------------------------------
 Lloyd R. Swenson


*DONALD R. VANLUVANEE                  Director
----------------------------------
 Donald R. VanLuvanee


*WILLIAM A. WHITWARD                   Director
----------------------------------
 William A. Whitward


*By: WILLIAM G. LANGLEY
     ----------------------------------
     William G. Langley
     Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number        Document Description
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  4.1 Second Amended and Restated Articles of Incorporation, as amended, (incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K")).

  4.2         Restated Bylaws (incorporated by reference to Exhibits to the 1996
              10-K).

  5.1         Opinion of Stoel Rives LLP.

  23.1        Consent of Deloitte & Touche LLP.

  23.2        Consent of KPMG Accountants N.V.

  23.3        Consent of Stoel Rives LLP (included in Exhibit 5.1).

  24.1        Powers of Attorney.